EXHIBIT F

COMPARISON OF CALIFORNIA AND DELAWARE GOVERNING
INSTRUMENTS AND STATE LAW

     The following is only a discussion of certain principal differences between the organization of each Fund that is proposed to be reorganized from a California corporation (an “Acquired Fund”) to a Delaware statutory trust (an “Acquiring Trust”). This discussion is not a complete description of the Funds’ organizational documents. Further information about each Fund’s current corporate/trust structure is contained in each Fund’s prospectus and organizational documents and in relevant state law.

Organization and Capital Structure

     The Acquired Funds are California corporations. Franklin Federal Tax-Free Income Fund (“Federal Tax-Free Income”) was organized on January 7, 1982; Franklin Tax-Exempt Money Fund (“Tax-Exempt Money”) was organized on March 17, 1980; and Franklin Money Fund (“Money Fund”) was organized on November 7, 1975. A California corporation is organized under California Corporations Code (the “California Statute”). An Acquired Fund’s operations are governed by its Articles of Incorporation, as amended from time to time (the “CA Articles”) and its By-Laws, as amended from time to time (the “CA By-Laws”). The business and affairs of an Acquired Fund are managed under the supervision of its Board of Directors.

     Tax Exempt Money’s CA Articles authorize it to issue five billion shares of a single class of common stock no par value. Federal Tax-Free Income’s CA Articles authorize it to issue ten billion shares of common stock no par value, of which 3 billion shares are allocated to Class I, three billion shares are allocated to Class II, one hundred million are allocated to Class B and five hundred million are allocated to Advisor Class. Money Fund’s CA Articles authorize it to issue five billion shares of a single class of common stock with a par value of $0.10 per share.

     Each Acquiring Trust is a Delaware statutory trust (a “DST”). A DST is an unincorporated association organized under the Delaware Statutory Fund Act (the “Delaware Act”). Each Acquiring Trust’s operations are governed by its Declaration of Trust (the “DE Declaration”) and its By-Laws (the “DE By-Laws”), and its business and affairs are managed under the supervision of its Board of Trustees.

     Each Acquired Trust is authorized to issue an unlimited number of shares of beneficial interest. The shares of beneficial interest of DE Tax-Exempt Money and DE Federal Tax-Free Income, the corresponding Acquiring Trusts for Tax-Exempt Money and Federal Tax-Free Income, respectively, are issued without par value; the shares of beneficial interest of DE Money Fund, the corresponding Acquiring Trust for Money Fund, are issued with a par value of $0.10 per share. Each DE Declaration authorizes the Board of Trustees to divide the Acquiring Trust’s shares into separate and distinct series, and to divide a series into separate classes of shares. These series and classes will have the rights, powers and duties set forth in the DE Declaration or as specified in resolutions of the Acquiring Trust’s Board of Trustees. Each Acquiring Trust’s series and classes are identical to those of the corresponding Acquired Fund.

Meetings of Shareholders and Voting Rights

     The CA By-Laws do not require an Acquired Fund to hold an annual shareholders’ meeting in any year in which an annual meeting is not required by the Investment Company Act of 1940, as amended (the “1940 Act”). Rather, an Acquired Fund’s Board of Directors decides whether and when annual shareholder meetings will be held. In addition, a special meeting may be called at any time by an Acquired Fund’s Board of Directors, the chairperson of the Board, the president or, if requested in writing, by one or more shareholders holding not less than 10% of the shares entitled to vote at that meeting.

     The CA By-Laws provide that if a quorum of a majority of shares entitled to vote is present at a meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote may approve a matter, unless a greater vote is required by applicable law. Under the California Statute (and, for Federal Tax-Free Income, under its CA Articles), shareholders are entitled to one vote for each full share that they own (and, for Federal Tax-Free Income, a proportionate fractional for each fractional share that they hold). Federal Tax-Free

Income shareholders vote on any matter in the aggregate and not by class, except when required by the California Statute or the 1940 Act, or when the matter does not affect the interests of a particular class, in which case only the shareholders of the affected class shall be entitled to vote.

     Under certain conditions, the CA By-Laws of each Acquired Fund permits cumulative voting in the election of directors. In these circumstances, a shareholder may give to one or more candidates a number of votes equal to the number of directors to be elected multiplied by the number of that shareholder’s shares entitled vote. The winning candidates are those receiving the highest number of votes up to the number of directors to be elected. As a result, the holders of less than a majority of the outstanding shares may elect one or more directors.

     The Delaware Act does not require annual shareholders’ meetings. The DE By-Laws authorize the calling of a shareholders’ meeting by the Board, the chairperson of the Board or by the president of an Acquiring Trust to take action on any matter deemed necessary or desirable by the Board of Trustees. A shareholder meeting for the purpose of electing trustees may also be called by the chairperson of the Board, and shall be called by the president or any vice-president at the request of holders of 10% or more of the outstanding shares if the requesting shareholders pay the reasonably estimated cost of preparing and mailing the notice. No meeting may be called at the request of shareholders to consider any matter that is substantially the same as a matter voted upon at a shareholders’ meeting held during the preceding twelve (12) months, unless requested by holders of a majority of all outstanding shares entitled to vote at such meeting.

     The DE Declaration generally provides that each full share of an Acquiring Trust is entitled to one vote and each fractional share is entitled to a fractional vote. All shares of an Acquiring Trust entitled to vote on a matter shall vote in the aggregate without differentiation between separate series or classes. With respect to any matter that affects only the interests of some but not all series or classes, or where otherwise required by the 1940 Act, only the shareholders of the affected series or classes shall be entitled to vote on the matter.

     The DE Declaration provides that forty percent (40%) of the outstanding shares of an Acquiring Trust (or a series or class, as applicable), entitled to vote at a meeting, which are present in person or represented by proxy, shall constitute a quorum at the meeting, except when there is a legal requirement for a larger quorum. Subject to any legal requirements for a different vote, in all matters other than the election of trustees, shareholders may approve a proposal by a majority of votes cast. Trustees are elected by a plurality of votes cast. Where a separate vote by series or class is required, these voting requirements apply to those separate votes. Shareholders are not entitled to cumulate their votes in the election of trustees or on any other matter. As a result, a majority of the outstanding shares may elect the entire Board.

Liability of Shareholders

     Under the California Statute, holders of fully paid shares are not liable for any further payments. In addition, Money Fund’s CA Articles state that its shares, when legally issued for due consideration, are fully paid and non-assessable and are not be subject to assessment for the debts or liabilities of the Fund. As a result, shareholders of the Acquired Funds are generally not subject to any personal liability because of holding Acquired Fund shares.

     Consistent with the Delaware Act, each Acquiring Trust DE Declaration provides that no shareholder, as such, shall be subject to any personal liability whatsoever to any person in connection with the property, acts, obligations or affairs of an Acquiring Trust. However, an Acquiring Trust’s Board of Trustees may cause any shareholder to pay for charges of the Acquiring Trust’s custodian or transfer, dividend disbursing, shareholder servicing or similar agent for services specifically provided to that shareholder and not to all shareholders generally. Shareholders are also required to pay their own taxes arising from ownership of their shares.

Liability Among Series

     Each Acquired Fund presently only issues one series. Although each Acquired Fund could issue separate series if its CA Articles were amended with shareholder approval, the California Statute does not explicitly provide that shareholders of one series will not be burdened with liabilities of another series, and it does not explicitly provide that the corporation can segregate its assets by series. Furthermore, it is not clear in all cases whether amendments to the CA Articles affecting only one series may be adopted only by shareholders of that series.

     Each Acquiring Trust’s DE Declaration provides that each series of an Acquiring Trust shall be separate and distinct from any other series of the Acquiring Trust and shall hold and account for the assets and liabilities belonging to any series separately from the assets and liabilities of any other series. Each class of a series of an Acquiring Trust shall be separate and distinct from any other class of that series.

Dividends and Distributions

     Neither the California Statute nor any of the Acquired Funds’ CA Articles or CA By-Laws provides any entitlement for shareholders to receive a share of an Acquired Funds’ distributions of income or capital gains. Each Acquiring Trust’s DE Declaration provides that the shareholders of any series or class of an Acquiring Trust shall be entitled to receive dividends and distributions when, if and as declared by the Board of Trustees. The right of an Acquiring Trust’s shareholders to receive dividends or other distributions on shares of any class may be set forth in a plan adopted by the Acquiring Trust’s Board of Trustees pursuant to the 1940 Act. Acquiring Trust dividends and distributions may be paid in cash, kind or in shares of the Acquiring Trust, and the respective Boards of Trustees may retain such amounts as they may deem necessary or desirable for the conduct of the respective Acquiring Trust’s affairs.

Election of Directors; Terms; Removal

     As described above, each Acquired Fund’s shareholders may exercise cumulative voting in the election of directors. Each Acquired Fund’s CA By-Laws provides that, except in the event of death, resignation or removal, an Acquired Fund’s directors shall hold office until the next annual meeting and until a successor has been elected and qualified. Each Acquired Fund’s CA By-Laws also provides that any trustee may be removed by the vote or written consent of the shareholders, by a court order declaring the director of unsound mind, or if the director has been convicted of a felony.

     Under each Acquiring Trust’s DE Declaration, a trustee shall hold office for the earlier of (1) the lifetime of the Acquiring Trust; (2) the trustee’s earlier death, resignation, removal, retirement or inability otherwise to serve; or (3) the next meeting of shareholders called for the purpose of electing trustees and the election and qualification of his or her successor. Under each Acquiring Trust’s DE Declaration, any trustee may be removed, with or without cause, by the Acquiring Trust’s Board of Trustees, by action of a majority of the trustees then in office, or by the vote of the shareholders at any meeting called for that purpose. There is no cumulative voting for the election of trustees of the Acquiring Trusts.

     The governing instruments for both the Acquired Funds and the Acquiring Trusts provide a mechanism for the respective Boards to fill vacancies.

Liability of Directors and Officers; Indemnification

     Each Acquired Fund’s CA By-Laws provides that the Acquired Fund shall indemnify any person who is or was a director or officer and who has been made a party to an action because of serving as a director or officer, including derivative actions. Indemnification is available only if the director or officer acted in good faith and in a manner that the director or officer believed to be in the best interests of the Acquired Fund and, in the case of criminal proceedings, had no reasonable cause to believe that their conduct was unlawful. In addition, indemnification shall be provided in derivative actions only if the director or officer acted with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made, however, for any liability arising from the director or officer’s bad faith, willful misfeasance, gross negligence or reckless disregard for the duties of his or her office. The California Statute also provides that directors may be liable for voting to declare a dividend or other distribution of assets to shareholders contrary to law or during liquidation of the corporation.

     Each Acquiring Trust’s DE Declaration provides that any person who is or was a trustee or officer of the Acquiring Trust shall be liable to the Acquiring Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) for the person’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the person’s duties. Except in these instances, these persons shall not be responsible or liable for any act or omission of any other agent of an Acquiring Trust or its investment adviser or principal underwriter to the fullest extent that limitations of liability are permitted by the Delaware Act. Moreover, except in these instances, none of these persons, when acting in their designated capacity, will be personally liable to any other person, other than the Acquiring Trust or its shareholders, for any act, omission or obligation of the Acquiring Trust or its trustees.

     Each Acquiring Trust shall indemnify, to the fullest extent permitted under applicable law, any of these persons who is a party to any proceeding because the person is or was an agent of the Acquiring Trust. These persons shall be indemnified against any expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any proceeding by judgment, settlement or otherwise shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the conduct was unlawful. There shall nonetheless be no indemnification for a person’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the person’s duties.

Preemptive, Dissenter’s and other Rights

     Under the California Statute, shareholders only have preemptive rights to subscribe to any issues of shares if the articles of incorporation expressly provide for them. The CA Articles for Tax-Exempt Money and Federal Tax-Free Income do not provide for preemptive rights, and the CA Articles for Money Fund provides that its shareholders are not entitled to preference or preemptive rights to purchase or receive any additional issues, except as Money Fund’s Board may grant in its discretion. Although the California Statute provides for dissenter’s rights, such rights are typically preempted by the 1940 Act. The DE Declaration provides that no shareholder shall have any preemptive or other right to subscribe for new or additional authorized but unissued shares or other securities issued by the Acquiring Trust or any series thereof.

Amendments to Organizational Documents

     Under the CA Statute, each Acquired Fund’s CA Articles generally may be amended by a vote of the holders of a majority of the outstanding shares entitled to vote. The CA By-Laws may be amended or repealed, or new By-Laws may be adopted, by (1) the vote of a majority of the outstanding shares, or (2) an Acquired Fund’s Board of Directors. However, Money Fund’s CA Articles further provide that its Board of Directors may not amend its CA By-Laws to change the number of directors except within the limits set by the CA Articles.

     The DE Declaration may be amended or restated at any time by a written instrument signed by a majority of the Board of Trustees and, if legally required, by approval of the amendment by shareholders. The DE By-Laws may be amended, restated or repealed or new By-Laws may be adopted by the affirmative vote of a majority of shareholders or by a majority of the Board of Trustees.

Inspection Rights

     Each Acquired Fund’s CA By-Laws provide that shareholders are permitted to inspect an Acquired Fund’s share register, CA By-Laws and other corporate records, including certain financial statements.

     The DE By-Laws provide that, upon reasonable written demand to an Acquiring Trust, a shareholder may inspect certain information as to the governance and affairs of the Acquiring Trust for any purpose reasonably related to the shareholder’s interest as a shareholder. However, reasonable standards governing the information and documents to be furnished and the time and location of furnishing them (including limitations as to regular business hours), may be established by the Board or, if the Board has not done so, by the president, any vice-president or the secretary. In addition, the DE By-Laws also authorize the Board or, in case the Board does not act, the president, any vice president or the secretary, to keep confidential from shareholders for a reasonable period of time any information that the Board or the officer reasonably believes to be in the nature of trade secrets or other information that the Board or the officer in good faith believes: (1) would not be in the best interests of the Acquiring Trust to disclose; (2) could damage the Acquiring Trust; or (3) that the Acquiring Trust is required by law or by agreement with a third party to keep confidential.

Dissolution and Termination

     The CA Statute provides that any corporation may elect voluntarily to wind up and dissolve by the vote of shareholders holding shares representing 50 percent or more of the voting power. The corporation’s known debts and liabilities must be paid or adequately provided for, and all tax liabilities must be satisfied. After determining that all the known debts and liabilities of a corporation in the process of winding up have been paid or adequately provided for, the Board shall distribute all the remaining corporate assets among the shareholders according to their respective rights and preferences.

     Under the DE Declaration, an Acquiring Trust, or one of its series or classes, may be dissolved by a majority of votes cast of the Acquiring Trust, series or class, as applicable, or at the discretion of the Board of Trustees at any time there are no outstanding shares or upon prior written notice to the Acquiring Trust’s, series’ or class’ shareholders. When the Acquiring Trust or one of its series has dissolved, the Board shall pay or make reasonable provision to pay all known claims and obligations, including those that are contingent, conditional and unmatured. The DE Declaration further provides that any remaining assets of the dissolved Acquiring Trust or series shall be distributed to the shareholders of the Acquiring Trust or series, as applicable, ratably according to the number of outstanding shares of the Acquiring Trust or series held of record by the shareholders on the dissolution distribution date.

Derivative Actions

     Under the CA Statute, no action may be instituted or maintained by a shareholder on behalf of a corporation generally unless the plaintiff was a shareholder at the time of the transaction of which plaintiff complains, or became a shareholder by operation of law from a person who was a shareholder at the time of the transaction. The plaintiff must also specifically allege in the complaint the efforts plaintiff made to secure the desired action from the corporation’s board, or the reasons for not making such effort.

     Under the Delaware Act, a shareholder may bring a derivative action if trustees with authority to do so have refused to bring the action or if a demand upon the trustees to bring the action is not likely to succeed. A shareholder may bring a derivative action only if the shareholder is a shareholder at the time the action is brought and (i) was a shareholder at the time of the transaction complained about, or (ii) acquired the status of shareholder by operation of law or the Fund’s governing instrument from a person who was a shareholder at the time of the transaction.

     A shareholder’s right to bring a derivative action is also subject to additional standards and restrictions set forth in each Acquiring Trust’s DE Declaration, which provides that a shareholder may bring a derivative action on behalf of an Acquiring Trust only if the shareholder first makes a pre-suit demand upon the Board of Trustees to bring the action, unless the pre-suit demand is excused. A pre-suit demand shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of the action, has a material personal financial interest in the action at issue. A trustee shall not be deemed to have a material personal financial interest in an action by virtue receiving payment for serving on the Board of Trustees of an Acquiring Trust or of one or more other investment companies with the same or an affiliated investment advisor or underwriter.